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                     MARKETING COORDINATION AND ADMINISTRATIVE
                                 SERVICE AGREEMENT


     THIS AGREEMENT entered into by and between Sun Life Assurance Company of Canada (U.S.) ("Sun Life (U.S.)"), a Delaware corporation and Clarendon Insurance Agency, Inc., a Massachusetts corporation ("Clarendon").

                                     WITNESSETH

     WHEREAS Sun Life (U.S.) proposes to issue and offer for sale certain life insurance products (the "Plans") which are deemed to be securities under the Securities Act of 1933 ("33 Act"); and

     WHEREAS Clarendon is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("34 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS Clarendon proposes to coordinate the marketing of the Plans and to perform certain administrative services in conjunction with the Plans.

     NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:


                                         I

                                     THE PLANS

A.   TYPE OF PLANS
     The Plans issued by Sun Life (U.S.) to which this Agreement applies are listed in Exhibit A. Exhibit A may be amended from time to time as agreed upon by Sun Life (U.S.) and Clarendon.

B.   SUSPENSION/RESTRICTION
     Sun Life (U.S.) may, at its option and at its sole discretion, suspend or restrict in any manner the sale or method of distribution of all or any of the Plans, including sales by all or any individuals licensed to sell Sun Life (U.S.)'s products. If any suspension or restriction is required by any regulatory authority having jurisdiction, written notice shall be given to Clarendon immediately upon receipt by Sun Life (U.S.) of notice of such required suspension or restriction. In all other cases, Sun Life (U.S.) will provide thirty (30) days' prior written notice to Clarendon of any such suspension or restriction.

C.   PLAN CHANGES
     Sun Life (U.S.) may, at its option and at its sole discretion, amend, add or delete features


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                                          2

     of all or any of the Plans. In the event of any such amendment, addition or deletion, Sun Life (U.S.) will provide written notice of such change to Clarendon. If the change is required by any regulatory authority having jurisdiction, written notice shall be given to Clarendon immediately upon receipt by Sun Life (U.S.) of notice of such required change. In all other cases, Sun Life (U.S.) will provide written notice at least thirty (30) days' prior to the effective date of such change.


                                         II

                  MARKETING COORDINATION AND SALES ADMINISTRATION

A.   GENERAL DISTRIBUTOR
     Clarendon is hereby appointed by Sun Life (U.S.) as the General Distributor of the Plans. Clarendon shall, at all times, when performing its functions under this Agreement, be registered as a securities broker-dealer with the SEC and the NASD.

B.   DISTRIBUTION AGREEMENTS
     Clarendon will distribute the plans pursuant to a Corporate Markets Variable Life Insurance Sales Agreement (the "Distribution Agreement"), substantially in the form attached as Exhibit B. No Commission Schedule attached to any Distribution Agreement may provide for commission payments in excess of specified maximums established by Sun Life (U.S.) from time to time. Sun Life (U.S.), on behalf of Clarendon, shall retain copies of all executed Distribution Agreements and all correspondence, memoranda and other documents relating to the Distribution Agreements.

C.   SALES REPRESENTATIVES/REGISTERED REPRESENTATIVES
     1.   APPOINTMENT AND TERMINATION
          (a) Sun Life (U.S.) hereby designates Clarendon as its agent to appoint and dismiss individuals as sales representatives of Sun Life (U.S.) in those jurisdictions in which Sun Life (U.S.) transacts an insurance business. Sun Life (U.S.) reserves the right to terminate any and all such designations and will provide written notice of any such termination to Clarendon concurrently with notice to the particular regulatory authority.

          (b) Appointments and/or dismissals of individuals as sales representatives of Sun Life (U.S.) shall be made on forms supplied by regulatory authorities having jurisdiction or by Sun Life (U.S.), as the case may be. All such appointments and dismissals shall be subject to all applicable laws, rules and regulations and to such written instructions and rules as Sun Life (U.S.) may establish from time to time. Sun Life (U.S.), on behalf of Clarendon, shall retain copies of all completed forms appointing and/or dismissing agents and all related correspondence, memoranda and other documents.

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                                          3

          (c) Sun Life (U.S.), on behalf of Clarendon, shall maintain current lists of sales representatives of Sun Life (U.S.) which it has appointed.

          (d) Sun Life (U.S.) shall pay all necessary appointment fees (initial and renewal) and other expenses of any type incurred by Clarendon with respect to licensing and appointment of individuals as sales representatives of Sun Life (U.S.).

          (e) Sun Life (U.S.) shall be responsible for determining that any individual soliciting applications for Plans is: (i) properly licensed with state insurance regulatory authorities; (ii) appointed as a sales representative of Sun Life (U.S.); (iii) properly licensed under all applicable securities laws; (iv) associated as a registered representative with a broker/dealer registered under the 34 Act and a NASD member and which has executed a Distribution Agreement; and (v) covered by a fidelity bond which provides for claim payments to be made to Sun Life (U.S.) and Clarendon, as their interests may appear.

     2.   TRAINING OF SALES REPRESENTATIVES/REGISTERED REPRESENTATIVES
          If requested by Sun Life (U.S.), Clarendon shall train sales representatives of Sun Life (U.S.) which it has appointed to properly solicit applications for the Plans.

     3. SUPERVISION OF SALES REPRESENTATIVES/REGISTERED REPRESENTATIVES Clarendon shall coordinate the supervision of the sales representatives of Sun Life (U.S.) associated with other broker-dealers in connection with the offering and sale of the Plans. All rules and procedures as may be necessary to insure proper supervision of the sales representatives/registered representatives shall be subject to approval by Sun Life (U.S.).

     4. SALES ASSISTANCE TO SALES REPRESENTATIVES/REGISTERED REPRESENTATIVES If requested by Sun Life (U.S.), Clarendon shall provide sales assistance to sales representatives of Sun Life (U.S.) which it has appointed. This sales assistance shall include, but not be limited to, assistance from home office personnel through its telecommunications systems. In addition, Clarendon shall provide broker/dealers and sales representatives with sufficient quantities of sales promotional materials, prospectuses, sample Plans, applications and any necessary service forms.

     5.   PAYMENT OF COMMISSIONS
          All commission payments required to be made pursuant to the Distribution Agreements shall be made by or through Clarendon as agent for Sun Life (U.S.) or by Sun Life (U.S.) directly. Sun Life (U.S.) will fund a commission account to make these payments. Sun Life (U.S.) acknowledges that this function may be delegated by Clarendon, subject to the prior approval of Sun Life (U.S.).


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                                          4

D.   SALES MATERIAL AND OTHER DOCUMENTS
     1.   CLARENDON RESPONSIBILITIES
          Clarendon shall be responsible for:
          (a) the approval of promotional material prepared by Sun Life (U.S.) or Clarendon by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., where required.

     2.   SUN LIFE (U.S.)'S RESPONSIBILITIES
          Sun Life (U.S.) shall be responsible for:
          (a) providing Clarendon with sufficient quantities of prospectuses regarding Plans and separate accounts, Plans (including
               endorsements), applications   and sample Plans for sales training
               purposes.

          (b) the design and printing of all promotional material for the Plans.

          (c) the approval of promotional material by state and other insurance regulatory authorities.

E.   ADVERTISING
     Clarendon shall not print, publish or distribute any advertisement, circular or any document relating to the Plans or relating to Sun Life (U.S.) unless such advertisement, circular or document shall have been approved in writing by Sun Life (U.S.). Neither Sun Life (U.S.) nor any of its agents or affiliates shall print, publish or distribute any advertisement, circular or any document relating to the Plans or relating to Clarendon unless such advertisement, circular or document shall have been approved in writing by Clarendon. However, nothing herein shall prohibit any person from advertising annuities in general or on a generic basis.

F.   SALES RECORDS - PRODUCTION REPORTS
      Clarendon shall provide Sun Life (U.S.) with such reports and materials relative to the marketing and distribution of Plans as may reasonably be required by Sun Life (U.S.), in the furtherance of its insurance business.

G.   BOOKS, RECORDS AND SUPERVISION
     1.   BOOKS AND RECORDS
          Clarendon may request that all or some of the books and records required to be maintained by it as a registered broker/dealer in connection with the offer and sale of the Plans be prepared and maintained by Sun Life (U.S.). Sun Life (U.S.) agrees to prepare and maintain such books and records at its cost upon request, and agrees that such books and records are the property of Clarendon, that they will be made and preserved in accordance with Rules 17a-3 and 17a-4 under the 34 Act and that they will be subject to examination by the SEC in accordance with Section 17(a) of the 34 Act.


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2.   SUPERVISION
     Clarendon has and assumes full responsibility for the securities activities of all persons associated with Sun Life (U.S.) who maintain books and records on its behalf. Sun Life (U.S.) acknowledges that Clarendon has full responsibility for all such persons in connection with their training, supervision and control as contemplated by the 34 Act.

H.   ASSIGNMENT OF DUTIES
     Sun Life (U.S.) acknowledges that Clarendon may assign all or any part of its duties under this Agreement subject to the prior consent of Sun Life (U.S.). No other assignment of Clarendon's duties under this Agreement is permitted.


                                        III

                                    COMPENSATION

A.   GENERAL
     For performing administrative and marketing coordination services under this Agreement, Clarendon will be compensated by Sun Life (U.S.), as may be agreed from time to time, and at a minimum, Clarendon shall be compensated on a cost reimbursement basis for performing its services hereunder.

B.   CHANGES IN COMPENSATION
     Compensation payable under this Agreement may be increased to reflect any change in administrative or marketing coordination responsibilities.

C.   INDEBTEDNESS
     Nothing in this Agreement shall be construed as giving Clarendon the right to incur any indebtedness on behalf of Sun Life (U.S.). However, Sun Life (U.S.) may offset amounts owed it under this Agreement against amounts payable under this Agreement for any reason; and Clarendon may offset amounts owed by Sun Life (U.S.) under this Agreement against any amounts payable to Sun Life (U.S.) under this Agreement for any reason, provided that no such offset is permitted in connection with Plan premiums or purchase payments and Plan payments.


                                         IV

                                  OTHER PROVISIONS

A.   PRODUCT DEVELOPMENT
     Clarendon shall assist Sun Life (U.S.) in the design and development of life insurance and annuity products for distribution pursuant to the Distribution Agreements. This assistance


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                                          6

     may include conducting market research studies as reasonably requested by Sun Life (U.S.), providing consulting services with respect to product design, and assisting in the development of sales training, sales promotional and advertising material relating to new insurance and annuity products. All such studies and materials are the property of Sun Life (U.S.).

B.   OWNERSHIP OF BUSINESS RECORDS
     Sun Life (U.S.) shall own all business records, including but not limited to Plan records, tax records, payment records, plan descriptions, appointment records, agents lists, files, memoranda and other records maintained by Clarendon either on paper or in machine-readable form pertaining to the duties and responsibilities under this Agreement. Such records shall be delivered to Sun Life (U.S.) promptly upon reasonable request. Clarendon will maintain all records and accounts maintained by it in accordance with Sun Life (U.S.)'s standards or requirements, or otherwise, with generally accepted procedures as they apply to the accounting and insurance industry. At Sun Life (U.S.)'s request Clarendon will make any such records available to Sun Life (U.S.)'s auditors or to any governmental authority having jurisdiction over Sun Life (U.S.).

C.   APPROVAL OF PRACTICES AND PROCEDURES
     Sun Life (U.S.) shall have the right to review and approve the standards, practices and procedures utilized by Clarendon in fulfilling its obligations under the Agreement. Sun Life (U.S.) reserves the rights, from time to time, to prescribe rules and regulations respecting the conduct of the business covered hereby.

D.   COMPLAINTS
     1. Clarendon shall immediately forward to Sun Life (U.S.) any information received by Clarendon relating to any complaint relating to Sun Life (U.S.) or the Plans.

     2. In the case of complaints or inquiries relating to the Plans distributed pursuant to the Distribution Agreements, Sun Life (U.S.) may, at its option, request Clarendon to investigate and/or respond to such complaints or inquiries. In such instances, Clarendon shall promptly forward to Sun Life (U.S.) copies of all documents relating to such investigations and/or responses.


E.   LIMITATIONS ON AUTHORITY
     Clarendon shall have authority only as expressly granted in this Agreement. No party to this Agreement shall enter into any proceeding in a court of law or before a regulatory agency in the name of any other party, without the express written consent of that party. Further, if any legal or administrative proceedings are commenced against any party arising out of the obligations, duties or services performed under this Agreement by any third party or any federal, state or other governmental or regulatory authority, that party, as the case may be, shall immediately notify the other parties of this fact.


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                                          7

                                         V

                                 GENERAL PROVISIONS

A.   WAIVER
     Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B.   BOND
     Clarendon will maintain whatever fidelity bond may be required by Sun Life (U.S.), and such bond shall be of a type and amount and issued by a reputable company, all as approved by Sun Life (U.S.).

C.   BINDING EFFECT
     This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns.

D.   INDEMNIFICATION
     Each party hereby agrees to release, indemnify and hold harmless the other party, its officers, directors, employees, agents, servants, predecessors or successors from any claims or liability to third parties arising out of the breach of this Agreement or arising out of the acts or omissions of a party to this Agreement not authorized by this Agreement.

E.   NOTICES
     All notices, requests, demands and other communication under this Agreement shall be in writing, and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing, if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed as follows:

          TO SUN LIFE (U.S.)
               Sun Life Assurance Company of Canada (U.S.)
               One Sun Life Executive Park
               Wellesley Hills, Massachusetts 02181
               Attention: Secretary SC 1335

          TO Clarendon
               Clarendon Insurance Agency, Inc.
               One Sun Life Executive Park
               Wellesley Hills, Massachusetts 02181
               Attention: Secretary  SC 1335


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                                          8

F.   GOVERNING LAW
     This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

G.   COMPLIANCE
     All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state or federal regulatory authorities, and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which business described herein is to be transacted.


H.   TERMINATION
     This Agreement may be terminated by any of the parties upon two (2) months' prior written notice to the other party.

          Executed to be effective this        day of January, 1998.


                    SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                    By     /s/ Margaret Sears Mead
                       ----------------------------------------------
                           Margaret Sears Mead, Secretary

                    By     /s/ Robert A. Bonner
                       ----------------------------------------------
                           Robert A. Bonner, Vice President


                    CLARENDON INSURANCE AGENCY, INC.

                    By     /s/ Roy P. Creedon
                       ----------------------------------------------
                           Roy P. Creedon, Secretary

                    By     /s/ Donald Kaufman
                       ----------------------------------------------
                           Donald Kaufman, Vice President